Exhibit 8.1

The following is a list of subsidiaries of Cemex, S.A.B. de C.V. as of December 31, 2023, including the name of each subsidiary and its country of incorporation.

1	Alliera, S.A. de C.V.	Mexico

2	BIM Infraestructura, S.A. de C.V.	Mexico

3	Cemex Concretos, S.A. de C.V.	Mexico

4	Cemex Energía S.A.P.I. de C.V.	Mexico

5	Cemex Internacional, S.A. de C.V.	Mexico

6	Cemex Operaciones México, S.A. de C.V.	Mexico

7	Cemex Transporte, S.A. de C.V.	Mexico

8	Cemex Vivienda, S.A. de C.V.	Mexico

9	Comercializadora Construrama, S.A. de C.V.	Mexico

10	Construrama Supply, S.A. de C.V.	Mexico

11	Inmobiliaria Ferri, S.A. de C.V.	Mexico

12	Menkent, S. de R.L. de C.V.	Mexico

13	Mercis, S.A. de C.V.	Mexico

14	Pro Ambiente, S.A. de C.V.	Mexico

15	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico

16	Servicios Para La Autoconstrucción, S.A. de C.V.	Mexico

17	Servicios Profesionales Cemex, S.A. de C.V.	Mexico

18	Servicios Promexma, S.A. de C.V.	Mexico

19	Sinergia Deportiva, S.A. de C.V.	Mexico

20	Teg Energía, S.A. de C.V.	Mexico

21	ALC Las Vegas Mining Claims, LLC	USA

22	Arkik USA Inc.	USA

23	Cement Transit Company	USA

24	Cemex Admix USA, LLC	USA

25	Cemex AM Holdings, LLC	USA

26	Cemex Caribbean, LLC	USA

27	Cemex Cement of Louisiana, Inc.	USA

28	Cemex Construction Materials Atlantic, LLC	USA

29	Cemex Construction Materials Florida, LLC	USA

30	Cemex Construction Materials Houston, LLC	USA

31	Cemex Construction Materials Pacific, LLC	USA

32	Cemex Construction Materials South, LLC	USA

33	Cemex Corp.	USA

34	Cemex Global Sourcing, Inc.	USA

35	Cemex Holdings, Inc.	USA

36	Cemex International Trading LLC	USA

37	Cemex Leasing LLC	USA

38	Cemex Materials, LLC	USA

39	Cemex Nevada, LLC	USA

40	Cemex NY Corporation	USA

41	Cemex Southeast Holdings LLC	USA

42	Cemex Southeast LLC	USA

43	Cemex Steel Framing, Inc.	USA

44	Cemex SW Florida Limestone Holdings, LLC	USA

45	Cemex SW Florida Sand Holdings, LLC	USA

46	Cemex, Inc.	USA

47	Guernsey Stone Company	USA

48	Hogan Island Limestone, LLC	USA

49	Immokalee Sand, LLC	USA

50	Interamerican Investments, Inc.	USA

51	Louisville Cement Assets Transition Company	USA

52	LV Western Mining Claims, LLC	USA

53	MILI, L.L.C.	USA

54	Mineral Resource Technologies, Inc.	USA

55	New Line Transport, LLC	USA

56	OXI, L.L.C.	USA

57	Ready Mix USA, LLC	USA

58	Readymix Materials Holdings, LLC	USA

59	RMC Pacific Materials, LLC	USA

60	Sunbelt Investments Inc.	USA

61	Twin Mountain Rock Company	USA

62	VAPPS, LLC	USA

63	Western Equipment Co.	USA

64	Sunbulk Shipping Limited	Barbados

65	Apollo Re Ltd.	Barbados

66	Arawak Cement Company Limited	Barbados

67	Falcon Re Ltd.	Barbados

68	Torino Re Ltd.	Barbados

69	Cemex Materials Newfoundland, Inc.	Canada

70	Cemex Colombia S.A.	Colombia

71	Cemex Premezclados de Colombia S.A.	Colombia

72	Cemex Transportes de Colombia S.A.	Colombia

73	Central de Mezclas S.A.	Colombia

74	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia

75	Cemex Dominicana, S.A.	Dominican Republic

76	Cementos de Centroamérica, S.A.	Guatemala

77	Cemex Guatemala, S.A.	Guatemala

78	TCL Guyana Inc.	Guyana

79	Cemex Haití, S.A.	Haiti

80	Cemex Jamaica Limited	Jamaica

81	Caribbean Cement Company Limited	Jamaica

82	Cemex Nicaragua, S.A.	Nicaragua

83	Inversiones Secoya, Sociedad Anónima	Nicaragua

84	Cemento Bayano, S.A.	Panama

85	SUPERQUIMICOS DE CENTROAMERICA, S. A.	Panama

86	Cemex Perú, S.A.	Peru

87	Cemex de Puerto Rico Inc.	Puerto Rico

88	Trinidad Cement Limited	Trinidad and Tobago

89	Cemex Hrvatska d.d.	Croatia

90	Cemex Czech Republic, s.r.o.	Czech Republic

91	Cemex Denmark ApS	Denmark

92	Cemex France (Société à Mission)	France

93	Cemex Deutschland AG	Germany

94	Cemex Luxembourg Holdings S.a.r.l.	Luxembourg

95	Cemex Polska Sp. z.o.o.	Poland

96	Cemex España, S.A.	Spain

97	Cemex ESPAÑA OPERACIONES, S.L.U.	Spain

98	Cemex Latam Holdings, S.A.	Spain

99	CCL BUSINESS HOLDINGS, S.L.U. (Sociedad Unipersonal)	Spain

100	Roble Re S.L.U.	Spain

101	Cemex Admixtures Global Holding AG	Switzerland

102	Cemex Innovation Holding Ltd.	Switzerland

103	Cemex Africa & Middle East Investments B.V.	The Netherlands

104	Cemex Asia B.V.	The Netherlands

105	Cemex Finance Latam B.V.	The Netherlands

106	Cemex Ventures BV	The Netherlands

107	CxNetworks N.V.	The Netherlands

108	Lomez International B.V.	The Netherlands

109	RMC Holdings B.V.	The Netherlands

110	Cemex UK	UK

111	Cemex Investments Limited	UK

112	Cemex Paving Solutions Limited	UK

113	Cemex UK Cement Limited	UK

114	Cemex UK Marine Limited	UK

115	Cemex UK Materials Limited	UK

116	Cemex UK Operations Limited	UK

117	Cemex UK Properties Limited	UK

118	Cemex UK Services Limited	UK

119	Mineral And Energy Resources (UK) Limited	UK

120	RMC Explorations Limited	UK

121	RMC Russell Ltd	UK

122	The Rugby Group Limited	UK

123	APO Cement Corporation	The Philippines

124	Cemex Holdings Philippines, Inc.	The Philippines

125	Solid Cement Corporation	The Philippines

126	Cemex ASIAN SOUTH EAST CORPORATION	The Philippines

127	Cemex Asia Holdings Ltd.	Singapore

128	Assiut Cement S.A.E.	Egypt

129	Cemex Holdings (Israel) Ltd.	Israel

130	Chemocrete Ltd.	Israel

131	Lime & Stone Production Company Ltd.	Israel

132	Readymix Industries (Israel) Ltd.	Israel

133	Kadmani Readymix Concrete Ltd.	Israel

134	Cemex Supermix L.L.C.	United Arab Emirates

135	Cemex Topmix L.L.C.	United Arab Emirates

136	Cemex Falcon L.L.C.	United Arab Emirates